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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ---------

                                   FORM 8-A/A
                                 AMENDMENT NO.1

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       TransAct Technologies Incorporated
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             (Exact name of registrant as specified in its charter)

            Delaware                                  06-1456680
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(State of incorporation or organization)  (I.R.S. Employer Identification No.)



       7 Laser Lane, Wallingford, CT                    06492
   ---------------------------------         -----------------------------
(Address of principal executive offices)              (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [x]

Securities Act registration statement file number to which this form relates:
Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act:


            Title of each class               Name of each exchange on which
            to be so registered               each class is to be registered
            -------------------               ------------------------------

                  N/A                                      N/A


Securities to be registered pursuant to Section 12(g) of the Act:


                  Rights to Purchase Series A Preferred Stock
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                                (Title of class)
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Item 1.   Description of Registrant's Securities to Be Registered.

     On February 16, 1999, TransAct Technologies Incorporated (the "Company") amended and restated its Rights Agreement, dated as of December 2, 1997 (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company to eliminate those provisions that require that certain actions may only be taken by "Continuing Directors" (as defined in the Rights Agreement). A copy of the Rights Agreement, as amended and restated, is included as Exhibit 4.1 to this registration statement and incorporated herein by reference.

Item 2.             Exhibits.
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
 4.1                Form of Amended and Restated Rights Agreement,
                    dated as of February 16, 1999, between TransAct
                    Technologies Incorporated and American Stock
                    Transfer & Trust Company which includes the Form
                    of Rights Certificate as Exhibit A, the Summary of
                    Rights to Purchase Preferred Stock as Exhibit B
                    and the Form of Certificate of Designation for the
                    Preferred Stock as Exhibit C.


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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                               TRANSACT TECHNOLOGIES
                                                    INCORPORATED


                                          By /s/ Richard L. Cote
                                                 -------------------------
                                          Name:  Richard L. Cote
                                          Title: Executive Vice President,
                                                 Chief Financial Officer,
                                                 Treasurer and Secretary



Date: February 16, 1999




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                                 EXHIBIT INDEX

Exhibit No.          Description
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4.1                  Form of Amended and Restated Rights Agreement, dated as of
                     February 16, 1999, between TransAct Technologies
                     Incorporated and American Stock Transfer & Trust Company which includes the Form of Rights Certificate as Exhibit A, the Summary of Rights to Purchase Preferred Stock as
                     Exhibit B and the Form of Certificate of Designation for the Preferred Stock as Exhibit C.








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